Exhibit 99.2

Douglas Emmett, Inc.
TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA
as of September 30, 2007

COMPANY BACKGROUND

We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within submarkets located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets.

Our office portfolio consists of 47 properties with approximately 11.6 million rentable square feet and our multifamily portfolio consists of 9 properties with a total of 2,868 units. As of September 30, 2007, our office portfolio was 95.7% leased, and our multifamily properties were 99.3% leased. Our office portfolio contributed approximately 84.9% of our annualized rent as of September 30, 2007, while our multifamily portfolio contributed approximately 15.1%. As of September 30, 2007, our Los Angeles County office and multifamily portfolio contributed approximately 90.9% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.1%.

Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available at our website www.douglasemmett.com.

Douglas Emmett, Inc.	CORPORATE DATA
as of September 30, 2007

Number of office properties owned	47
Square feet owned (in thousands)(1)	11,635
Office leased rate as of September 30, 2007	95.7%
Office occupied rate as of September 30, 2007(2)	93.9%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of September 30, 2007	99.3%
Market capitalization (in thousands):
Total debt(3)	$2,939,100
Common equity capitalization(4)	$3,924,038
Total market capitalization	$6,863,138
Debt/total market capitalization	42.8%
Common stock data (NYSE:DEI):
Range of closing prices(5)	$22.81-25.75
Closing price at quarter end(6)	$24.73
Weighted average fully diluted shares outstanding (in thousands)(5)	160,625
Fully diluted shares outstanding on September 30, 2007	159,630

(1)	Includes a 30,000 square foot fitness center leased during the first quarter of 2007 currently under construction as a free standing building. This space is subject to BOMA remeasurement when the construction is complete.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Excludes non-cash loan premium.

(4)	Common equity capitalization represents the total number of common shares and operating partnership units outstanding multiplied by the closing price of our stock at the end of the period.

(5)	For the quarter ended September 30, 2007.

(6)	As of September 28, 2007, the last trading day of the quarter.

Douglas Emmett, Inc.
INVESTOR INFORMATION

CORPORATE

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett	Chairman of the Board, Douglas Emmett, Inc.	Leslie E. Bider	Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc. and Private Investor	Thomas E. O’Hern	Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company

Jordan L. Kaplan	President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman	Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC.	Dr. Andrea L. Rich	Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles

Kenneth M. Panzer	Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab	Chief Executive Officer, NHP Foundation	William Wilson III	Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan	President and Chief Executive Officer	Kenneth M. Panzer	Chief Operating Officer	William Kamer	Chief Financial Officer

Allan B. Golad	SVP, Property Management	Andres Gavinet	Executive Vice President of Finance	Michael J. Means	SVP, Commercial Leasing

		Gregory R. Hambly	Chief Accounting Officer

INVESTOR RELATIONS

Investor Relations Contact: Mary C. Jensen, Vice President - Investor Relations (310) 255-7751

Email Contact: ir@douglasemmett.com

Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED FINANCIAL RESULTS

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007
Revenues:
Office rental:
Rental revenues	$94,592	$92,884	$91,612
Tenant recoveries	6,704	5,362	7,858
Parking and other income	12,137	11,098	11,100

Total office revenues	113,433	109,344	110,570
Multifamily rental:
Rental revenues	16,994	16,879	16,514
Parking and other income	505	526	491

Total multifamily revenues	17,499	17,405	17,005

Total revenues	130,932	126,749	127,575
Operating Expenses:
Office expense	32,817	31,124	32,966
Multifamily expense	4,332	3,872	4,923
General and administrative	5,862	5,120	5,042
Depreciation and amortization	50,629	50,494	51,121

Total operating expenses	93,640	90,610	94,052

Operating income	37,292	36,139	33,523
Interest and other income	205	372	82
Interest expense	(41,504)	(38,313)	(38,302)

Loss before minority interests	(4,007)	(1,802)	(4,697)
Minority interests	1,222	542	1,424

Net loss	$(2,785)	$(1,260)	$(3,273)

Net loss per common share –diluted	$(0.03)	$(0.01)	$(0.03)

Weighted average shares of common stock outstanding –diluted	110,956	114,862	115,006

Douglas Emmett, Inc.	BALANCE SHEETS (unaudited and in thousands)

	September 30, 2007	December 31, 2006
Assets
Investment in real estate:
Land	$817,249	$813,599
Building and improvements	4,898,278	4,863,955
Tenant improvements and leasing costs	442,426	411,063

	6,157,953	6,088,617
Less: accumulated depreciation	(184,765)	(32,521)

Net investment in real estate	5,973,188	6,056,096
Cash and cash equivalents	2,049	4,536
Tenant receivables, net	794	4,160
Deferred rent receivables, net	16,669	3,587
Interest rate contracts	76,156	76,915
Acquired above-market lease intangibles, net	26,936	34,137
Other assets	26,531	20,687

Total assets	$6,122,323	$6,200,118

Liabilities
Secured notes payable	$2,939,100	$2,760,000
Unamortized non-cash debt premium	26,371	29,702
Interest rate contracts	49,725	6,278
Accrued interest payable	12,611	12,701
Accounts payable and accrued expenses	51,903	39,035
Acquired below-market lease intangibles, net	226,513	263,649
Security deposits	30,566	28,670
Dividends payable	19,221	13,801

Total liabilities	3,356,010	3,153,836
Minority interest	857,407	934,509
Stockholders’ Equity
Common stock	1,098	1,150
Additional paid-in capital	2,144,786	2,144,600
Accumulated other comprehensive income	(33,903)	415
Accumulated deficit	(203,075)	(34,392)

Total stockholders’ equity	1,908,906	2,111,773

Total liabilities and stockholders’ equity	$6,122,323	$6,200,118

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS for the three months ended March 31, June 30 and September 30, 2007 (unaudited and in thousands, except per share data)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007
Funds From Operations (FFO) (1):
Net loss	$(2,785)	$(1,260)	$(3,273)
Depreciation and amortization of real estate assets	50,629	50,494	51,118
Minority interests	(1,222)	(542)	(1,424)

FFO	$46,622	$48,692	$46,421

Adjusted Funds From Operations (AFFO)(2):
FFO	$46,622	$48,692	$46,421
Straight-line rent adjustment	(4,075)	(4,502)	(4,505)
Amortization of acquired above and below market leases	(9,998)	(10,074)	(9,863)
Amortization of interest rate contracts and loan premium	2,233	1,850	2,474
Amortization of prepaid financing	282	251	249
Recurring capital expenditures, tenant improvements and leasing commissions	(7,377)	(6,576)	(5,929)
Non-cash compensation expense	468	736	626

AFFO	$28,155	$30,377	$29,473

Weighted average share equivalents outstanding (in thousands) - diluted	160,625	165,709	166,391
FFO per share – diluted	$0.29	$0.29	$0.28
Dividends per share declared	$0.175	$0.175	$0.175
AFFO payout ratio	98.62%	93.90%	97.99%

(1)	We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(2)	Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that net income is the most directly comparable GAAP financial measure to AFFO. We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Douglas Emmett, Inc.	DEBT BALANCES as of September 30, 2007 (unaudited and in thousands)

Debt	Principal Balance	Fixed/Floating Rate	Hedged Annual Interest Rate(1)	Maturity Date	Swap Maturity Date
Variable Rate Swapped to Fixed Rate:
Modified Term Loan(2)(3)	$2,300,000	LIBOR + 0.85%	5.20%	09/01/12	08/01/10-
08/01/12
Fannie Mae Loan I(4)	293,000	DMBS + 0.60%	4.76	06/01/12	(5)	08/01/11
Fannie Mae Loan II(4)	75,000	DMBS + 0.76%	4.93	02/01/15	08/01/11
Fannie Mae Loan III(4)	82,000	LIBOR + 0.62%	5.70	02/01/16	03/01/12
Fannie Mae Loan IV(4)	95,080	(6)	DMBS + 0.60%	5.86	06/01/12	08/01/11
Fannie Mae Loan V(4)	36,920	(6)	DMBS + 0.60%	5.86	02/01/15	08/01/11
Fannie Mae Loan VI(4)	18,000	(6)	LIBOR + 0.62%	5.90	06/01/17	06/01/12

Subtotal	$2,900,000	(7)	5.20%
Variable Rate:
Senior Secured Revolving Credit Facility(8)	39,100	LIBOR /Fed Funds +	(10)	—	10/30/09	—

Subtotal	2,939,100
Add: Unamortized Non-Cash Loan Premium(9)	26,371

Total	$2,965,471

(1)	Includes the effect of interest rate contracts. Based on actual/365-day basis and excludes amortization of loan fees and unused fees on credit line.

(2)	Secured by seven separate cross collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.

(3)	Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.

(4)	Secured by four separate collateralized pools. Fannie Mae Discount Mortgage-Backed Security (DMBS) generally tracks 90-day LIBOR.

(5)	The maturity date was extended by five months in conjunction with the $150 million of incremental loans entered into during the second quarter of 2007.

(6)	Represents part of $150 million in incremental borrowings made during the second quarter of 2007.

(7)	The weighted average remaining life of our outstanding debt is 5.1 years. The weighted average remaining life of the interest rate swaps associated with this balance is 3.5 years.

(8)	Credit Facility is secured by nine properties and has two-one year extension options available. As of October 31, 2007, the aggregate availability under the Credit Facility was $370 million.

(9)	Represents non-cash mark-to-market adjustment on variable rate debt associated with office properties.

(10)	The revolving credit facility bears interest at either LIBOR + 0.70% or Fed Funds + 0.95% at our election. If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR + 0.80% or Fed Funds + 1.05% at our election.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of September 30, 2007

Submarket	Number of Properties	Rentable Square Feet (1)	Percent of Total
West Los Angeles
Brentwood	13	1,390,628	12%
Olympic Corridor	4	922,424	8
Century City	3	915,978	8
Santa Monica	7	860,200	7
Beverly Hills	4	571,873	5
Westwood	2	396,807	3
San Fernando Valley
Sherman Oaks/Encino	9	2,879,080	25
Warner Center/Woodland Hills	2	2,597,843	22
Tri-Cities
Burbank	1	420,949	4
Honolulu	2	679,334	6

Total	47	11,635,116	100%

(1)	Based on BOMA 1996 remeasurement. Total consists of 11,001,302 leased square feet (includes 211,958 square feet with respect to signed leases not commenced), 501,063 available square feet, 65,096 building management use square feet, and 67,655 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS as of September 30, 2007

Submarket	Percent Leased(1)	Annualized Rent (2)	Annualized Rent Per Leased Square Foot(3)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	98.0%	$46,294,733	$35.25	$2.94
Olympic Corridor	96.2	25,546,050	28.94	2.41
Century City	96.6	29,529,712	33.90	2.83
Santa Monica(4)	97.7	38,453,665	46.04	3.84
Beverly Hills	97.8	21,877,608	39.56	3.30
Westwood	97.1	13,040,982	34.25	2.85
San Fernando Valley
Sherman Oaks/Encino	96.6	78,506,790	29.00	2.42
Warner Center/Woodland Hills	92.3	60,838,582	27.24	2.27
Tri-Cities
Burbank	100.0	14,118,629	33.54	2.79
Honolulu	90.1	18,442,607	31.13	2.59

Total	95.7%	$346,649,358	$32.13	$2.68

Recurring Capital Expenditures
-Office (per rentable square foot) for the three months ended September 30, 2007			$0.13

-Office (per rentable square foot) for the nine months ended September 30, 2007			$0.27

(1)	Includes 211,958 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized monthly cash rent under leases commenced as of September 30, 2007 (excluding 211,958 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents annualized rent divided by leased square feet (excluding 211,958 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.

(4)	Includes $1,108,103 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of September 30, 2007

Submarket	Number of Properties	Number of Units	Percent of Total
West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38

Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit
West Los Angeles
Brentwood	99.1%	$23,236,086	$2,058
Santa Monica(2)	99.1	19,599,840	2,009
Honolulu	99.7	18,702,192	1,423

Total	99.3%	$61,538,118	$1,800

Recurring Capital Expenditures
-Multifamily (per unit) for the three months ended September 30, 2007			$147

-Multifamily (per unit) for the nine months ended September 30, 2007			$356

(1)	Represents September 30, 2007 multifamily rental income annualized.

(2)	Excludes 10,013 square feet of ancillary retail space, which generated $285,766 of annualized rent as of September 30, 2007.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (Greater than 1% of Annualized Rent) as of September 30, 2007

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent
Time Warner(3)	4	4	2008-2019	642,845	5.5%	$21,726,221	6.3%
AIG SunAmerica	1	1	2013	182,010	1.6	5,192,084	1.5
The Endeavor Agency, LLC	2	1	2019	103,404	0.9	4,185,542	1.2
Blue Shield of California	1	1	2009	135,106	1.2	3,939,691	1.1
Metrocities Mortgage, LLC	2	2	2010-2015	138,040	1.2	3,895,165	1.1
Pacific Theatres Exhibition Corp(4)	1	1	2016	88,300	0.8	3,567,320	1.0

Total	11	10		1,289,705	11.2%	$42,506,023	12.2%

(1)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.

(2)	Represents annualized monthly cash rent under leases commenced as of September 30, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Includes a 10,000 square foot lease expiring in October 2008, a 62,000 square foot lease expiring in June 2010, a 150,000 square foot lease expiring in April 2016, and a 420,000 square foot lease expiring in September 2019.

(4)	Annualized rent excludes rent determined as a percentage of sales.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of September 30, 2007

Industry	Number of Leases	Annualized Rent as a Percent of Total
Financial Services	301	17.6%
Legal	299	15.6
Entertainment	106	12.0
Real Estate	169	9.6
Health Services	265	8.3
Accounting and Consulting	158	8.0
Insurance	75	7.3
Retail	143	6.4
Other	206	5.3
Technology	64	3.7
Advertising	53	3.1
Public Administration	31	2.3
Educational Services	9	0.8

Total	1,879	100.0%

Douglas Emmett, Inc.	LEASE DISTRIBUTION as of September 30, 2007

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet(1)	Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total
2,500 or less	934	49.7%	1,243,534	10.7%	$41,512,292	12.0%
2,501-10,000	710	37.8	3,429,301	29.5	109,218,034	31.5
10,001-20,000	152	8.1	2,112,905	18.1	66,575,959	19.2
20,001-40,000	54	2.9	1,497,340	12.9	48,713,863	14.1
40,001-100,000	22	1.1	1,259,306	10.8	42,107,643	12.1
Greater than 100,000	7	0.4	1,246,958	10.7	38,521,567	11.1

Subtotal	1,879	100.0%	10,789,344	92.7%	$346,649,358	100.0%
Available	—	—	501,063	4.3	—	—
BOMA Adjustment(3)	—	—	67,655	0.6	—	—
Building Management Use	—	—	65,096	0.6	—	—
Signed leases not commenced	—	—	211,958	1.8	—	—

Total	1,879	100.0%	11,635,116	100.0%	$346,649,358	100.0%

(1)	Based on BOMA 1996 remeasurement. Total consists of 11,001,302 leased square feet (includes 211,958 square feet with respect to signed leases not commenced), 501,063 available square feet, 65,096 building management use square feet, and 67,655 square feet of BOMA 1996 adjustment on leased space.

(2)	Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2007 (excluding 211,958 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	LEASE EXPIRATIONS as of September 30, 2007

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per Leased Square Foot at Expiration(4)
Available	—	501,063	4.3%	$—	—%	$—	$—
2007	83	273,700	2.3	9,127,752	2.6	33.35	32.69
2008	346	1,373,453	11.8	42,027,078	12.1	30.60	31.12
2009	371	1,501,220	12.9	47,674,795	13.8	31.76	33.05
2010	335	1,530,653	13.2	50,617,793	14.6	33.07	35.81
2011	285	1,402,550	12.1	45,552,024	13.1	32.48	36.04
2012	211	1,191,566	10.2	38,392,382	11.1	32.22	37.43
2013	98	910,344	7.8	29,834,472	8.6	32.77	39.53
2014	55	580,087	5.0	17,492,319	5.1	30.15	36.03
2015	34	413,171	3.5	12,488,470	3.6	30.23	37.64
2016	29	605,664	5.2	19,531,951	5.6	32.25	39.93
Thereafter	32	1,006,936	8.7	33,910,322	9.8	33.68	44.25
BOMA Adjustment(5)	—	67,655	0.6	—	—	—	—
Building Management Use	—	65,096	0.6	—	—	—	—
Signed leases not commenced	—	211,958	1.8	—	—	—	—

Total/Weighted Average	1,879	11,635,116	100.0%	$346,649,358	100.0%	$32.13	$36.37

(1)	Based on BOMA 1996 remeasurement. Total consists of 11,001,302 leased square feet (includes 211,958 square feet with respect to signed leases not commenced), 501,063 available square feet, 65,096 building management use square feet, and 67,655 square feet of BOMA 1996 adjustment on leased space.

(2)	Represents annualized monthly base rent under leases commenced as of September 30, 2007. The amount reflects total base rent before abatements.

(3)	Represents annualized rent divided by leased square feet.

(4)	Represents annualized rent at expiration divided by leased square feet.

(5)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS - NEXT FOUR QUARTERS as of September 30, 2007

Submarket		Q4 2007		Q1 2008		Q2 2008		Q3 2008
West Los Angeles
Brentwood	Expiring SF	38,137		18,935		41,219		43,869
	Rent per SF(1)	$37.12		$33.49		$33.76		$32.82
Olympic Corridor	Expiring SF	64,768		48,311		33,603		70,398
	Rent per SF(1)	$36.57		$28.09		$27.76		$27.88
Century City	Expiring SF	3,379		3,141		30,202		10,238
	Rent per SF(1)	$37.14		$35.20		$35.84		$31.30
Santa Monica	Expiring SF	21,678		16,616		20,303		86,982
	Rent per SF(1)	$47.64		$42.60		$48.71		$40.53
Beverly Hills	Expiring SF	8,544		160		11,413		33,119
	Rent per SF(1)	$35.96		$21.60		$36.03		$34.09
Westwood	Expiring SF	11,475		5,680		—		10,542
	Rent per SF(1)	$38.69		$35.59		$—		$36.13
San Fernando Valley
Sherman Oaks/	Expiring SF	66,550		28,450		109,854		126,990
Encino	Rent per SF(1)	$30.46		$29.31		$27.61		$29.99
Warner Center/	Expiring SF	48,139		68,948		48,564		72,226
Woodland Hills	Rent per SF(1)	$18.13		$24.45		$29.01		$25.88
Tri-Cities
Burbank	Expiring SF	—		—		—		—
	Rent per SF(1)	$—		$—		$—		$—
Honolulu	Expiring SF	11,030		4,165		29,463		10,084
	Rent per SF(1)	$32.13		$32.03		$30.13		$31.03
Total	Expiring SF	273,700	(2)	194,406	(3)	324,621	(4)	464,448	(5)
	Rent per SF(1)	$32.69		$29.16		$31.23		$31.75

(1)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(2)	Total expirations exclude 195,204 rentable square feet under leases that were previously scheduled to expire in the quarter, but were extended as of September 30, 2007.

(3)	Total expirations exclude 70,076 rentable square feet under leases that were previously scheduled to expire in the quarter, but were extended as of September 30, 2007.

(4)	Total expirations exclude 51,978 rentable square feet under leases that were previously scheduled to expire in the quarter, but were extended as of September 30, 2007.

(5)	Total expirations exclude 70,087 rentable square feet under leases that were previously scheduled to expire in the quarter, but were extended as of September 30, 2007.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY For the three months ended September 30, 2007

Gross New Leasing Activity
Rentable square feet	154,919
Number of leases	50
Gross Renewal Leasing Activity
Rentable square feet	171,119
Number of leases	59
Net Absorption
Leased rentable square feet	2,118
Cash Rent Growth(1)
Expiring Rate	$30.52
New/Renewal Rate	$39.58
Increase	29.7%
Straight-Line Rent Growth(2)
Expiring Rate	$28.79
New/Renewal Rate	$44.07
Increase	53.1%
Weighted Average Lease Terms
New (in months)	62
Renewal (in months)	57

	Total Lease Transaction Costs	Annual Lease Transaction Costs
Tenant Improvement and Leasing(3)
Commissions (per rentable square foot)
New leases	$25.58	$4.96
Renewal leases	$13.14	$2.77
Blended	$19.05	$3.86

(1)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.

(2)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.

(3)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.